Exhibit 10.1
FORM OF
INDEMNIFICATION PRIORITY AND
INFORMATION SHARING AGREEMENT
This INDEMNIFICATION PRIORITY AND INFORMATION SHARING AGREEMENT, dated as of October 28, 2010 (this “Agreement”), is among (i) [                    ] (the “Sponsor”), a [                    ] limited partnership and the manager of the funds set forth on Annex 1 (each a “Fund” and collectively, the “Funds”), on the one hand, and (ii) SunGard Capital Corp., a Delaware corporation, SunGard Capital Corp. II, a Delaware corporation, SunGard Holding Corp., a Delaware Corporation, SunGard Holdco LLC, a Delaware limited liability company and SunGard Data Systems Inc., a Delaware corporation (each a “SunGard Company” and collectively, the “SunGard Companies”), on the other hand.
WHEREAS, one or more of the SunGard Companies have entered into one or more monitoring, stockholder, management, indemnification or other agreements (any such agreement or agreements, collectively, the “Company Indemnification Agreements”) providing for, among other things, the indemnification of expenses and other losses and advancement of expenses incurred by the Funds, the Sponsor and their respective principals, directors, officers, members, managers, partners, affiliates and controlling persons for certain matters described therein (the Funds, the Sponsor and their respective principals, directors, officers, members, managers, partners, affiliates and controlling persons, collectively, the “Sponsor Indemnified Parties”);
WHEREAS, one or more executives of the Sponsor or its affiliates may serve as a director or member of the board of managers of one or more of the SunGard Companies and one or more other persons (who are not executives of the Sponsor or its affiliates) may serve as a director or member of the board of managers of one or more of the SunGard Companies as an appointee or designee of the Fund or the Sponsor (any such person or persons, the “Sponsor Directors”);
WHEREAS, the Sponsor Directors may have entered into indemnification agreements with one or more of the SunGard Companies providing for indemnification and advancement of expenses for the Sponsor Directors in connection with their service as a director or member of the board of managers of such SunGard Company and the Sponsor Directors may, in their capacities as a director or member of the board of managers of such SunGard Company, be indemnified and/or entitled to advancement of expenses under such SunGard Company’s certificate or articles of incorporation, by-laws, limited liability company operating agreement, limited partnership agreement or other organizational documents or policies of insurance procured by any SunGard Company (each such indemnification agreement, organizational document or insurance policy, a “Company Director Indemnity”);

WHEREAS, the Funds, the Sponsor and/or their respective affiliates and controlling persons (in this capacity, collectively, the “Sponsor Indemnitors”) have (i) entered into one or more limited partnership agreements, limited liability company operating agreements and other agreements, (ii) certificates and articles of incorporation, by-laws, and other organizational documents and (iii) obtained insurance (any such agreements, documents or insurance, collectively, the “Sponsor Indemnification Agreements”), in each case, providing for, among other things, indemnification of and advancement of expenses for the Sponsor Directors for, among other things, the same matters that are subject to indemnification and advancement of expenses under the Company Indemnification Agreements and any Company Director Indemnity;
WHEREAS, the SunGard Companies benefit from the portfolio company oversight provided by the Sponsor and the ability of the Sponsor to share internally portfolio company information; and
WHEREAS, each of the SunGard Companies and the Sponsor wish to clarify certain matters regarding the indemnification and advancement of expenses provided under the Company Indemnification Agreements and any Company Director Indemnity as it relates to the indemnification and advancement of expenses provided for under the Sponsor Indemnification Agreements and regarding portfolio company information.
NOW, THEREFORE, in consideration of the foregoing recitals and the premises hereinafter set forth, each of the SunGard Companies and the Sponsor hereby agree as follows:
1. Each SunGard Company hereby acknowledges and agrees that the obligation of such SunGard Company under either any Company Indemnification Agreements or any Company Director Indemnity to indemnify or advance expenses to any Sponsor Director for the matters covered thereby shall be the primary source of indemnification and advancement of such Sponsor Director in connection therewith and any obligation on the part of any Sponsor Indemnitor under any Sponsor Indemnification Agreement to indemnify or advance expenses to such Sponsor Director shall be secondary to such SunGard Company’s obligation and shall be reduced by any amount that the Sponsor Director may collect as indemnification or advancement from such SunGard Company. In the event that such SunGard Company fails to indemnify or advance expenses to a Sponsor Director as required or contemplated by any Company Indemnification Agreement or Company Director Indemnity (such amounts, the “Unpaid Director Indemnity Amounts”) and any Sponsor Indemnitor makes any payment to or on behalf of such Sponsor Director in respect of indemnification or advancement of expenses under any Sponsor Indemnification Agreement on account of such Unpaid Director Indemnity Amounts, then such Sponsor Indemnitor shall be subrogated to the rights of such Sponsor Director under any Company Indemnification Agreement or Company Director Indemnity, as the case may be, in respect of such Unpaid Director Indemnity Amounts.
2. Each SunGard Company hereby agrees that, to the fullest extent permitted by applicable law, its obligation to indemnify Sponsor Indemnified Parties under the Company Indemnification Agreements shall include any amounts expended by any Sponsor Indemnitor under the Sponsor Indemnification Agreements in respect of indemnification or advancement of expenses to any Sponsor Director in connection with litigation or other proceedings involving his or her service as a director or member of the board of managers of such SunGard Company to the extent such amounts expended by such Sponsor Indemnitor are on account of any Unpaid Director Indemnity Amounts.

3. Each SunGard Company hereby agrees that it will not amend any Company Director Indemnity as in effect on the date hereof to alter the rights of any Sponsor Director in any manner that would alter any Sponsor Director’s rights with respect to conduct pre-dating the date of any such amendment without the consent of the Sponsor.
4. Each SunGard Company hereby acknowledges and agrees that the right to share confidential information set forth in the first proviso of Section 11.10 of the Stockholders Agreement shall also apply to the sharing by the Sponsor Directors of any information such Sponsor Directors receive from the SunGard Companies.
5. To the maximum extent permitted or authorized by any Company Director Indemnity, no Sponsor Director shall be liable to any SunGard Company, or to any shareholder, member or partner (or equivalent) of any SunGard Company or to any party bringing any action by, on behalf of or in the name or right of any SunGard Company, for any breach of fiduciary duty or other breach of duty.
6. Except as otherwise provided herein, this Agreement may be amended or modified only by a writing executed by the Sponsor and each of the SunGard Companies.
7. The provisions of this Agreement shall inure to the benefit of and be binding upon the parties hereto. Each Sponsor Indemnified Party that is not a party hereto shall be considered an express third-party beneficiary hereunder and shall be entitled to enforce this Agreement to the same extent as a party hereunder. The rights, indemnities and remedies herein provided are cumulative and are not exclusive of any rights, indemnities or remedies that any party or other Sponsor Indemnified Party may otherwise have by contract, at law or in equity or otherwise, provided that (i) to the extent that any Sponsor Indemnified Party is entitled to be indemnified by any SunGard Company and by any other Sponsor Indemnified Party or any insurer under a policy procured by any Sponsor Indemnified Party, the obligations of such SunGard Company hereunder shall be primary and the obligations of such other Sponsor Indemnified Party or insurer secondary and (ii) no SunGard Company shall be entitled to contribution or indemnification from or subrogation against such other Sponsor Indemnified Party.
8. To the extent that any term or condition of this Agreement conflicts with any term or condition under any other agreement or document to which any SunGard Company or any Sponsor Indemnified Party or Sponsor Director is a party or by which any of them are otherwise bound with respect to the subject matter of this Agreement, the terms and conditions of this Agreement shall control. Each SunGard Company hereby waives the right to enforce any rights under such other agreement to the extent that such rights or remedies conflict with any rights, remedies or other provisions hereunder.
9. This Agreement clarifies the parties’ understandings regarding the indemnification and advancement rights and obligations under the Company Indemnification Agreements and any Company Director Indemnity as it relates to the indemnification and advancement rights and obligations under the Sponsor Indemnification Agreements. This Agreement does not expand, limit or otherwise modify any such rights or obligations and any and all rights to indemnification and/or advancement to which any Sponsor Director has ever been, is or may in the future be entitled from any SunGard Company shall remain unchanged by this Agreement.

10. No SunGard Company shall seek any order of a court or other governmental authority that would prohibit or otherwise interfere with the performance of any other SunGard Company’s advancement, indemnification and other obligations under this Agreement.
11. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware regardless of the law that might be applied under principles of conflict of laws to the extent such principles would require or permit the application of the laws of another jurisdiction. No suit, action or proceeding with respect to this Agreement may be brought in any court or before any similar authority other than in a court of competent jurisdiction in the State of Delaware, and the parties hereto hereby submit to the exclusive jurisdiction of such courts for the purpose of such suit, proceeding or judgment. Each party irrevocably waives trial by jury in any legal action or proceeding in relation to this Agreement and for any counterclaim therein.
12. Wherever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be invalid, illegal or unenforceable in any respect under applicable law or rule in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other provision or any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.
13. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and all of which together shall constitute one and the same instrument. A signature of a party transmitted by facsimile or other electronic means shall constitute an original for all purposes.
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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

Sponsor:	[Sponsor Management Company]
	By:	[ ], its [ ]

By:
Name:
Title:
[Signature Page to Indemnification Priority Agreement]

SunGard Companies:	SunGard Capital Corp.
By:
Name:
Title:

SunGard Capital Corp. II
By:
Name:
Title:

SunGard Holding Corp.
By:
Name:
Title:

SunGard Holdco LLC
By:
Name:
Title:

SunGard Data Systems Inc.
By:
Name:
Title:
[Signature Page to Indemnification Priority Agreement]

ANNEX 1 — FUNDS
[list applicable funds]